EXHIBIT 10.3

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT is entered into as of this 30th  day of August, 2011 (“Termination Effective Date”) by and between Oxygen Biotherapeutics, Inc., having its principal place of business at ONE Copley Parkway, Suite 490, Morrisville, NC 27560 USA (“OBI”) and Hospira Worldwide, Inc., having a principal place of business at 275 North Field Drive, Lake Forest, Illinois, 60045, U.S.A. (“Hospira”).

WITNESSETH:

WHEREAS, OBI and Hospira previously entered into a Development and Supply Agreement effective as of 27 March 2009 (“Agreement”) for the development, manufacture and supply and distribution of OBI’s drug product, Oxycyte® (the “Product” as defined in the Agreement);

WHEREAS, due to changed circumstances, the parties desire to terminate the Agreement in all respects, in accordance with the terms and conditions of this Termination Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, OBI and Hospira agree as follows:

1. Termination of Agreement.  By mutual agreement between the parties and in accordance with the provisions of this Termination Agreement, the Agreement shall terminated in all respects as of the Termination Effective Date and shall have no further force or effect.

2. Consequences of Termination.

Each party shall immediately after the Termination Effective Date, take such action as may be required to return to the other all of the other party’s Confidential Information, in any form or medium disclosed by the disclosing party (or upon a party's instructions in writing, to destroy or purge from its electronic systems the same and certify its destruction or purging); provided, however, that each party shall be allowed to retain one (1) copy of the other’s Confidential Information to ensure continuing compliance with Article 11 of the Agreement.

(b)           In accordance with Section 10.5(b) of the Agreement, Hospira shall return to OBI or a delegee of OBI, (or at the election and upon the instruction of OBI, properly destroy or dispose of): (i) any remaining inventory of API, Product and/or work-in-progress and Dedicated Equipment at OBI’s expense.

3. Payment:  Each party acknowledges that except as provided in Paragraph 2 hereof, no payment is pending from the other party under the Agreement.

4. Product Data.  Hospira represents and OBI acknowledges that Hospira has provided to OBI copies of all Product Data requested by OBI, in accordance with Section 10.5(c) of the Agreement.  Hospira shall have no further obligation regarding Product Data except as required by Applicable Law.

5. Mutual Release.  Except for those obligations set forth in Paragraph 2, above, which obligations shall survive the termination of the Agreement and as otherwise specifically agreed herein, the parties acknowledge and agree that this Termination Agreement represents the full and final settlement between them regarding the Agreement.  Notwithstanding Section 12.8 of the Agreement, termination of the Agreement shall be with prejudice.  The parties hereby release and discharge each other from any and all actions, causes of action, suits, debts, obligations, claims and/or demands whatsoever, and all other liabilities, and waive any and all rights of any kind and description that they may now or hereafter have against the other relating to the subject matter of the Agreement.  All rights and obligations of the parties under the Agreement shall cease on the Effective Date.

6. Entire Agreement. This Termination Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.  The Agreement, all prior correspondence and proposals, and all prior promises, representations, understandings, arrangements, amendments and agreements relating to such subject matter are merged herein and superseded hereby.

7. Governing Law. This Termination Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding its conflicts of laws principles.

8. Dispute Resolution. If a dispute arises under this Termination Agreement, the parties agree that such dispute shall be resolved in accordance with the alternate dispute resolution provisions of Section 12.4 of the Agreement.

9. Interpretation.  Capitalized terms not otherwise defined herein will have the meanings given them in the Agreement.  Unless otherwise indicated, references to Articles and Sections, as underlined, are to the relevant sections or Articles of the Agreement.

10. Counterparts and Facsimile Signatures.  This Termination Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  Signatures provided by facsimile transmission or in Adobe™ Portable Document Format (PDF) sent by electronic mail shall be deemed to be original signatures.

THE UNDERSIGNED, intending to be legally bound, have executed this Termination Agreement as of the Effective Date.

OXYGEN BIOTHERAPEUTICS, INC.	HOSPIRA WORLDWIDE, INC.

/s/Michael Jebsen	/s/ Peter Larsen
(Signature)	(Signature)
NAME: Michael Jebsen	NAME: Peter Larsen
TITLE: Exec. VP Finance & Admin, CFO	TITLE: Director, Global Program Management

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